UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2010

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 15, 2010, Wizzard Software Corporation, a Colorado corporation (the “Company”), executed a Settlement Agreement and Release (the “Agreement”) with GHS Entertainment, Inc., a Nevada corporation (“GHS”).  Under the terms of the Settlement Agreement, the Company and GHS agreed to permanently settle all claims made by GHS against the Company in GHS’s lawsuit commenced in the U.S. District Court for the Central District of California designated Case No. CV-10-01719.  The material issues involved in the GHS litigation were disclosed in Part II, Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, which was filed with the Securities and Exchange Commission on May 17, 2010.

The Company admits no liability, negligence, breach of contract or any other wrongdoing in connection with the subject matter of the GHS litigation.  It entered into the Agreement for the sole purpose of minimizing the expense, including legal fees, and the inconvenience and distraction of the lawsuit.

Under the Agreement, the Company agreed to:

•

Make a $50,000 payment to GHS within two weeks of the date of the Agreement;

•

Deliver to GHS’ counsel, One LLP, 250,000 “unregistered” and “restricted” shares of its common stock as soon as the issuance has been approved by NYSE Amex;

•

Make a second and final settlement payment of $50,000 to GHS on or before May 2, 2011.  In the event that the second settlement payment is not made by May 2, 2011, Wizzard shall issue to One LLP 200,000 “unregistered” and “restricted” shares of its common stock; and

•

Return to GHS any and all materials in its custody or control that were produced or created by Skip Fredricks or Skip Fredricks TV, Inc. prior to August 10, 2006, and to refrain from using such materials from and after the date of the Agreement.

In consideration of these actions, GHS agreed, within three court days of the date of the Agreement, to execute, file and serve a Notice of Confidential Settlement and Stay of Action against the Company, which Notice shall notify the court of the conditional settlement of the action and shall request that the court stay the action against the Company and retain jurisdiction over the parties performance of the terms of the Agreement.  GHS also agreed to execute a Stipulation for Dismissal with Prejudice of the Company, with proposed Order thereon, to be filed after receipt of the second cash payment/stock payment outlined above.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.

Description

10.1

Settlement Agreement and Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION,

a Colorado corporation

Dated:  November 19, 2010

By /s/ Christopher J. Spencer

    Christopher J. Spencer, President